Exhibit 99.2

Arcadia Biosciences (RKDA) Announces Closing of $4 Million Private Placement Priced At-The-Market Under Nasdaq Rules

DALLAS, June 12, 2026 - Arcadia Biosciences, Inc.® (Nasdaq: RKDA), a producer and marketer of innovative wellness products, announced today the closing of its previously announced private placement priced at-the-market under Nasdaq rules for the purchase and sale of 3,883,496 shares of its common stock (or pre-funded warrants in lieu thereof), Series A-1 preferred investment options to purchase up to an aggregate of 3,883,496 shares of common stock and Series A-2 preferred investment options to purchase up to an aggregate of 3,883,496 shares of common stock at a purchase price of $1.03 per share of common stock (or pre-funded warrant in lieu thereof) and associated preferred investment options.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

The Series A-1 preferred investment options have an exercise price of $0.91 per share, will be exercisable beginning on the effective date of stockholder approval of the issuance of the shares of common stock upon exercise of the Series A-1 preferred investment options and will expire five years from the effective date of stockholder approval. The Series A-2 preferred investment options have an exercise price of $0.91 per share, are exercisable immediately upon issuance and will expire twenty-four months from the effective date of the Resale Registration Statement (as defined below).

The aggregate gross proceeds to the company from the offering were approximately $4 million before deducting placement agent fees and other offering expenses. Arcadia intends to use the net proceeds from the offering for working capital and general corporate purposes.

The securities described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and, along with the shares of common stock underlying the Series A-1 preferred investment options and Series A-2 preferred investment options, have not been registered under the Act or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. Pursuant to a registration rights agreement, the Company has agreed to file one or more registration statements with the SEC covering the resale of the unregistered securities to be issued in the offering (the “Resale Registration Statement”).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Arcadia Biosciences, Inc.

Since 2002, Arcadia Biosciences (Nasdaq: RKDA) has been innovating high-value, healthy ingredients to meet consumer demands for healthier choices. With its roots in agricultural innovation, Arcadia cultivates next-generation wellness products. For more information, visit www.arcadiabio.com.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or future results of operations concerning the company and its products, including, but not limited to, statements concerning the following matters: the receipt of any required stockholder approvals; and the anticipated use of proceeds from the offering. Undue reliance should not be placed on any forward-looking statements. Forward-looking statements are only predictions and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from the results anticipated by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risks set forth in filings that the company makes with the Securities and Exchange Commission from time to time, including in Arcadia’s Annual Report on Form 10-K for the year ended December 31, 2025 (the 2025 Form 10-K), and other filings that the company makes with the SEC. Forward-looking statements concerning anticipated future activities also assume that the company has sufficient funding to continue its operations and planned activities, which may not be the case. As described in greater detail in the 2025 Form 10-K, the company may require additional funding in the future to continue its operations and planned activities. There are no assurances that required funding will be available at all or will be available in sufficient amounts or on reasonable terms. The company may seek to raise additional funds through equity or debt financings, through transactions involving its other assets, or through other transactions. Any sale of additional equity securities could result in dilution to company stockholders. Reported results should not be considered as an indication of future performance. Forward-looking statements made in this press release speak only as of the date hereof, and except as required by law, Arcadia Biosciences, Inc. disclaims any obligation to update these forward-looking statements or to reflect events or circumstances arising after the date of this press release.

Arcadia Biosciences Contact:

T.J. Schaefer

ir@arcadiabio.com

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